Exhibit V










                                 BY-LAWS

                                   of

               INTERNATIONAL BUSINESS MACHINES CORPORATION


                         Adopted April 29, 1958

                           As Amended Through

                           February 1, 1995

















[February 1, 1995]               -1-

                  TABLE OF CONTENTS

                      ARTICLE I
                                             PAGE

    Definitions..................................       1


                     ARTICLE II

              MEETINGS OF STOCKHOLDERS

     SEC.  1.    Place of Meetings...............       1
     SEC.  2.    Annual Meetings.................       1
     SEC.  3.    Special Meetings................       2
     SEC.  4.    Notice of Meetings..............       2
     SEC.  5.    Quorum..........................       2
     SEC.  6.    Organization....................       3
     SEC.  7.    Items of Business...............       3
     SEC.  8.    Voting..........................       3
     SEC.  9.    List of Stockholders............       4
     SEC. 10.    Inspectors of Election..........       4


                     ARTICLE III

                 BOARD OF DIRECTORS

     SEC.  1.    General Powers..................       5
     SEC.  2.    Number; Qualifications;
                  Election; Term of
                  Office.........................       5
     SEC.  3.    Place of Meetings...............       5
     SEC.  4.    First Meeting...................       5
     SEC.  5.    Regular Meetings................       5
     SEC.  6.    Special Meetings................       5
     SEC.  7.    Notice of Meetings..............       5
     SEC.  8.    Quorum and Manner of
                  Acting.........................       6
     SEC.  9.    Organization....................       6
     SEC. 10.    Resignations....................       6
     SEC. 11.    Vacancies.......................       6
     SEC. 12.    Retirement of
                  Directors......................       6


[February 1, 1995]               -2-

                   ARTICLE IV

         EXECUTIVE AND OTHER COMMITTEES

   SEC.  1.    Executive Committee...............       7
   SEC.  2.    Powers of the Executive
                Committee........................       7
   SEC.  3.    Meetings of the Executive
                Committee........................       7
   SEC.  4.    Quorum and Manner of
                Acting of the Executive
                Committee........................       8
   SEC.  5.    Other Committees..................       8
   SEC.  6.    Changes in Committees;
                Resignations; Removals;
                Vacancies........................       9


                    ARTICLE V

                    OFFICERS

   SEC.  1.    Number and Qualifications.........       9
   SEC.  2.    Resignations......................       9
   SEC.  3.    Removal...........................      10
   SEC.  4.    Vacancies.........................      10
   SEC.  5.    Chairman of the Board.............      10
   SEC.  6.    Vice Chairman of the
                Board............................      10
   SEC.  7.    President.........................      10
   SEC.  8.    Designated Officers...............      11
   SEC.  9.    Executive Vice
                Presidents, Senior Vice
                Presidents and Vice
                Presidents.......................      11
   SEC. 10.    Treasurer.........................      11
   SEC. 11.    Secretary.........................      12
   SEC. 12.    Controller........................      13
   SEC. 13.    Compensation......................      13


                   ARTICLE VI

           CONTRACTS, CHECKS, DRAFTS,
                BANK ACCOUNTS, ETC.

   SEC.  1.    Execution of Contracts............      13
   SEC.  2.    Loans.............................      13
   SEC.  3.    Checks, Drafts, etc...............      14
   SEC.  4.    Deposits..........................      14
   SEC.  5.    General and Special Bank
                Accounts.........................      14
   SEC.  6.    Indemnification...................      14


[February 1, 1995]               -3-

                   ARTICLE VII

                     SHARES

   SEC.  1.    Stock Certificates................      15
   SEC.  2.    Books of Account and
                Record of
                Stockholders.....................      15
   SEC.  3.    Transfers of Stock................      15
   SEC.  4.    Regulations.......................      16
   SEC.  5.    Fixing of Record Date.............      16
   SEC.  6.    Lost, Destroyed or Mutilated
                 Certificates....................      16
   SEC.  7.    Inspection of Records.............      17
   SEC.  8.    Auditors..........................      17


                   ARTICLE VIII

                     OFFICES

   SEC.  1.    Principal Office..................      17
   SEC.  2.    Other Offices.....................      17


                   ARTICLE IX

   Waiver of Notice..............................      17


                    ARTICLE X

   Fiscal Year.................................,,      18


                   ARTICLE XI

   Seal..........................................      18


                   ARTICLE XII

   Amendments....................................      18



[February 1, 1995]               -4-

                                   BY-LAWS

                                     OF

                           INTERNATIONAL BUSINESS
                            MACHINES CORPORATION

                                  -------

                                 ARTICLE I

                                DEFINITIONS

      In these By-laws, and for all purposes hereof, unless there be something in the subject or context inconsistent therewith:

    (a) 'Corporation' shall mean International Business Machines
Corporation.

    (b) 'Certificate of Incorporation' shall mean the restated Certificate of Incorporation as filed on May 27, 1992, together with any and all amendments and subsequent restatements thereto.

    (c) 'Board' shall mean the Board of Directors of the Corporation.

    (d) 'stockholders' shall mean the stockholders of the Corporation.

    (e) 'Chairman of the Board', 'Vice Chairman of the Board', 'Chairman of the Executive Committee', 'Chief Executive Officer,' 'Chief Financial Officer', 'Chief Accounting Officer', 'President', 'Executive Vice President', 'Senior Vice President', 'Vice President', 'Treasurer', 'Secretary', or 'Controller', as the case may be, shall mean the person at any given time occupying the particular office with the Corporation.


                                  ARTICLE II

                            MEETINGS OF STOCKHOLDERS


 SECTION 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place either within or outside the State of New York as may from time to time be fixed by the Board or specified or fixed in the notice of any such meeting.

  SECTION 2. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the last Tuesday of April of each year, if not a legal holiday, or, if such day shall be a legal holiday, then on the next succeeding day not a legal holiday. If any annual meeting shall not be held on the day designated herein, or if the directors to be elected at such annual meeting

[February 1, 1995]               -1-
shall not have been elected thereat or at any adjournment thereof, the Board shall forthwith call a special meeting of the stockholders for the election of directors to be held as soon thereafter as convenient and give notice thereof as provided in these By-laws in respect of the notice of an annual meeting of the stockholders. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

  SECTION 3. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law, may be called at any time by the Chairman of the Board or by the Board.

  SECTION 4. Notice of Meetings. Notice of each meeting of the stockholders, annual or special, shall be in writing and given in the name of the Chairman of the Board, a Vice Chairman of the Board or the President or a Vice President or the Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the date and hour when and the place where it is to be held. A copy thereof shall either be served personally upon, or sent by mail, postage prepaid, to all stockholders of record entitled to vote at such meeting, and all stockholders of record who, by reason of any action proposed to be taken at such meeting, would be entitled to have their stock appraised if such action were taken, not less than ten or more than fifty days before the day on which the meeting is called to be held. If mailed, such copy shall be directed to each stockholder at the address listed on the record of stockholders of the Corporation, or if the stockholder shall have filed with the Secretary a written request that notices be mailed to some other address, it shall be mailed to the address designated in such request. Nevertheless, notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall waive notice thereof as hereinafter provided in
Article IX of these By-laws. Except when expressly required by law, notice of any adjourned meeting of the stockholders need not be given nor shall publication of notice of any annual or special meeting thereof be required.

  SECTION 5. Quorum. Except as otherwise provided by law, at all meetings of the stockholders, the presence of holders of record of a majority of the outstanding shares of stock of the Corporation having voting power, in person or represented by proxy and entitled to vote thereat, shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy and entitled to vote thereat, or, in the absence of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time without further notice, other than by announcement at the meeting at which such adjournment shall be taken, until a quorum shall be present thereat. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

[February 1, 1995]               -2-

  SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the President, or in the absence of the Chairman of the Board and the President, a Vice Chairman of the Board, or if the Chairman of the Board, the President, and all Vice Chairmen of the Board shall be absent therefrom, an Executive Vice President, or if the Chairman of the Board, the President, all Vice Chairmen of the Board and all Executive Vice Presidents shall be absent therefrom, a Senior Vice President shall act as chairman. The Secretary, or, if the Secretary shall be absent from such meeting or unable to act, the person whom the Chairman of such meeting shall appoint secretary of such meeting shall act as secretary of such meeting and keep the minutes thereof.

  SECTION 7. Items of Business. The items of business at all meetings of the stockholders shall be, insofar as applicable, as follows:

  -- Call to order.

  -- Proof of notice of meeting or of waiver thereof.

  -- Appointment of inspectors of election, if necessary.

  -- A quorum being present.

  -- Reports.

  -- Election of directors.

  -- Other business specified in the notice of the meeting.

  -- Voting.

  -- Adjournment

  Any items of business not referred to in the foregoing may be taken up at the meeting as the chairman of the meeting shall determine. The chairman of the meeting shall determine all matters relating to the efficient conduct of the meeting, including but not limited to the maintenance of order and decorum.

  SECTION 8. Voting. Except as otherwise provided by law, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in the stockholder's name on the record of stockholders of the Corporation:

    (a) on the date fixed pursuant to the provisions of Section 5 of
Article VII of these By-laws as the record date for the determination of the stockholders who shall be entitled to vote at such meeting, or

[February 1, 1995]               -3-

    (b) If such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting shall have been given, or

    (c) if such record date shall not have been so fixed and if no notice of such meeting shall have been given, then at the time of the call to order of such meeting.

  Any vote on stock of the Corporation at any meeting of the stockholders may be given by the stockholder of record entitled thereto in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by the stockholder's attorney thereunto duly authorized and delivered to the secretary of such meeting at or prior to the time designated in the order of business for turning in proxies. At all meetings of the stockholders at which a quorum shall be present, all matters (except where otherwise provided by law, the Certificate of Incorporation or these By-laws) shall be decided by the vote of a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote thereat. Unless required by law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by the stockholder's proxy as such, if there be such proxy.

  SECTION 9. List of Stockholders. A list, certified by the Secretary, of the stockholders of the Corporation entitled to vote shall be produced at any meeting of the stockholders upon the request of any stockholder of the Corporation pursuant to the provisions of applicable law, the Certificate of Incorporation or these By-laws.

  SECTION  10.   Inspectors of Election.   Prior to the holding of each
annual or special meeting of the stockholders, two inspectors of election to serve thereat shall be appointed by the Board, or, if the Board shall not have made such appointment, by the Chairman of the Board. If there shall be a failure to appoint inspectors, or if, at any such meeting, any inspector so appointed shall be absent or shall fail to act or the office shall become vacant, the chairman of the meeting may, and at the request of a stockholder present in person and entitled to vote at such meeting shall, appoint such inspector or inspectors of election, as the case may be, to act thereat. The inspectors of election so appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting, with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors of election shall take charge of the polls, and, after the voting on any question, shall make a certificate of the results of the vote taken. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

[February 1, 1995]               -4-

                                  ARTICLE III

                               BOARD OF DIRECTORS

  SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws, directed or required to be exercised or done by the stockholders.

  SECTION 2. Number; Qualifications; Election; Term of Office. The number of directors of the Corporation shall be fourteen, but the number thereof may be increased to not more than twenty-five, or decreased to not less than nine, by amendment of these By-laws. The directors shall be elected at the annual meeting of the stockholders. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes at such election shall be elected. Each director shall hold office until the annual meeting of the stockholders which shall be held next after the election of such director and until a successor shall have been duly elected and qualified, or until death, or until the director shall have resigned as hereinafter provided in Section 10 of this Article III.

  SECTION 3. Place of Meetings. Meetings of the Board shall be held at such place either within or outside State of New York as may from time to time be fixed by the Board or specified or fixed in the notice of any such meeting.

  SECTION 4. First Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, on the same day the annual meeting of stockholders is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

  SECTION 5. Regular Meetings. Regular meetings of the Board shall be held at times and dates fixed by the Board or at such other times and dates as the Chairman of the Board shall determine and as shall be specified in the notice of such meetings. Notice of regular meetings of the Board need not be given except as otherwise required by law or these By-laws.

  SECTION 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board.

  SECTION 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time, place and, if required by law or these By-laws, the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, by first-class mail, at least four days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally or by telephone, at least twenty-four hours before the

[February 1, 1995]               -5-
time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall waive notice thereof as provided in
Article IX of these By-laws. Any meeting of the Board shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.

  SECTION 8. Quorum and Manner of Acting. A majority of the Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. Participation in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence in person at a meeting. Except as otherwise expressly required by law or the Certificate of Incorporation and except also as specified in Section 1, Section 5, and Section 6 of Article IV, in
Section 3 of Article V and in Article XII of these By-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

  SECTION  9.   Organization.   At each meeting of the Board, the Chairman
of the Board, or in the case of the Chairman's absence therefrom, the President, or in the case of the President's absence therefrom, a Vice Chairman, or in the case of the absence of all such persons, another director chosen by a majority of directors present, shall act as chairman of the meeting and preside thereat. The Secretary, or if the Secretary shall be absent from such meeting, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

  SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of resignation to the Board or the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  SECTION 11. Vacancies. Any vacancy in the Board, whether arising from death, resignation, an increase in the number of directors or any other cause, may be filled by the Board.

  SECTION 12. Retirement of Directors. The Board may prescribe a retirement policy for directors on or after reaching a certain age,

[February 1, 1995]               -6-
provided, however, that such retirement shall not cut short the annual term for which any director shall have been elected by the stockholders.




                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

  SECTION 1. Executive Committee. The Board, by resolution adopted by a majority of the Board, may designate not less than four of the directors then in office to constitute an Executive Committee, each member of which unless otherwise determined by resolution adopted by a majority of the whole Board, shall continue to be a member of such Committee until the annual meeting of the stockholders which shall be held next after designation as a member of such Committee or until the earlier termination as a director. The Chief Executive Officer shall always be designated as a member of the Executive Committee. The Board may by resolution appoint one member as the Chairman of the Executive Committee who shall preside at all meetings of such Committee. In the absence of said Chairman, the Chief Executive Officer shall preside at all such meetings. In the absence of both the Chairman of the Executive Committee and the Chief Executive Officer, the Chairman of the Board shall preside at all such meetings. In the absence of the Chairman of the Executive Committee and the Chief Executive Officer and the Chairman of the Board, the President shall preside at all such meetings. In the absence of all such persons, a majority of the members of the Executive Committee present shall choose a chairman to preside at such meetings. The Secretary, or if the Secretary shall be absent from such meeting, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

  SECTION 2. Powers of the Executive Committee. To the extent permitted by law, the Executive Committee may exercise all the powers of the Board in the management of specified matters where such authority is delegated to it by the Board, and also, to the extent permitted by law, the Executive Committee shall have, and may exercise, all the powers of the Board in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but excluding the power to appoint a member of the Executive Committee) in such manner as the Executive Committee shall deem to be in the best interests of the Corporation and not inconsistent with any prior specific action of the Board. An act of the Executive Committee taken within the scope of its authority shall be an act of the Board. The Executive Committee shall render in the form of minutes a report of its several acts at each regular meeting of the Board and at any other time when so directed by the Board.

  SECTION 3. Meetings of the Executive Committee. Regular meetings of the Executive Committee shall be held at such times, on such dates and at such places as shall be fixed by resolution adopted by a majority of the

[February 1, 1995]               -7-

Executive Committee, of which regular meetings notice need not be given, or as shall be fixed by the Chairman of the Executive Committee or in the absence of the Chairman of the Executive Committee the Chief Executive Officer and specified in the notice of such meeting. Special meetings of the Executive Committee may be called by the Chairman of the Executive Committee or by the Chief Executive Officer. Notice of each such special meeting of the Executive Committee (and of each regular meeting for which notice shall be required), stating the time and place thereof shall be mailed, postage prepaid, to each member of the Executive Committee, by first-class mail, at least four days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally or by telephone, at least twenty-four hours before the time at which such meeting is to be held; but notice need not be given to a member of the Executive Committee who shall waive notice thereof as provided in Article IX of these By-laws, and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of such Committee shall be present thereat.

  SECTION 4. Quorum and Manner of Acting of the Executive Committee. Four members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Executive Committee present at a meeting at which a quorum shall be present shall be the act of the Executive Committee. Participating in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence at a meeting of the Executive Committee. The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.

  SECTION 5. Other Committees. The Board may, by resolution adopted by a majority of the Board, designate members of the Board to constitute other committees, which shall have, and may exercise, such powers as the Board may by resolution delegate to them, and shall in each case consist of such number of directors as the Board may determine; provided, however, that each such committee shall have at least three directors as members thereof. Such a committee may either be constituted for a specified term or may be constituted as a standing committee which does not require annual or periodic reconstitution. A majority of all the members of any such committee may determine its action and its quorum requirements and may fix the time and place of its meetings, unless the Board shall otherwise provide. Participating in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other shall constitute presence at a meeting of such other committees.

  In addition to the foregoing, the Board may, by resolution adopted by a majority of the Board, create a committee of indeterminate membership and duration and not subject to the limitations as to the membership, quorum and manner of meeting and acting prescribed in these By-laws, which committee, in the event of a major disaster or catastrophe or national

[February 1, 1995]               -8-
emergency which renders the Board incapable of action by reason of the death, physical incapacity or inability to meet of some or all of its members, shall have, and may exercise all the powers of the Board in the management of the business and affairs of the Corporation (including, without limitation, the power to authorize the seal of the Corporation to be affixed to all papers which may require it and the power to fill vacancies in the Board). An act of such committee taken within the scope of its authority shall be an act of the Board.

  SECTION 6.  Changes in Committees; Resignations; Removals; Vacancies.
The Board shall have power, by resolution adopted by a majority of the Board, at any time to change or remove the members of, to fill vacancies in, and to discharge any committee created pursuant to these By-laws, either with or without cause. Any member of any such committee may resign at any time by giving written notice to the Board or the Chairman of the Board or the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any vacancy in any committee, whether arising from death, resignation, an increase in the number of committee members or any other cause, shall be filled by the Board in the manner prescribed in these By-laws for the original appointment of the members of such committee.


                                   ARTICLE V

                                    OFFICERS

  SECTION 1. Number and Qualifications. The officers of the Corporation shall include the Chairman of the Board, and may include one or more Vice Chairmen of the Board, the President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or as Senior Vice Presidents or by other designations), the Treasurer, the Secretary and the Controller. Officers shall be elected from time to time by the Board, each to hold office until a successor shall have been duly elected and shall have qualified, or until death, or until resignation as hereinafter provided in Section 2 of this Article V, or until removed as hereinafter provided in Section 3 of this Article V.

  SECTION  2.   Resignations.   Any officer of the Corporation may resign
at any time by giving written notice of resignation to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall become effective upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

[February 1, 1995]               -9-

  SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by a resolution adopted by a majority of the Board at any meeting of the Board.

  SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant, in the manner prescribed in these By-laws for the regular election or appointment to such office.

  SECTION 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at each meeting of the stockholders and of the Board and shall perform such other duties as may from time to time be assigned by the Board. The Chairman may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws; sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered; and affix the seal of the Corporation to any instrument which shall require it. The Chairman of the Board, when there is no President or in the absence or incapacity of the President, shall perform all the duties and functions and exercise all the powers of the President.

  SECTION 6. Vice Chairman of the Board. Each Vice Chairman of the Board shall assist the Chairman of the Board and have such other duties as may be assigned by the Board or the Chairman of the Board. The Vice Chairman may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws; sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered; and affix the seal of the Corporation to any instrument which shall require it.

  SECTION 7. President. The President shall perform all such duties as from time to time may be assigned by the Board or the Chairman of the Board. The President may sign certificates representing shares of the stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws; sign, execute and deliver in the name of the Corporation all deeds mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation or where they shall be required by law otherwise to be signed, executed and delivered, and affix the seal of the Corporation to any instrument which shall require it; and, in general, perform all duties incident to the office of President. The President shall in the absence or incapacity of the Chairman of the Board, perform all the

[February 1, 1995]               -10-
duties and functions and exercise all the powers of the Chairman of the Board.

  SECTION  8.   Designated Officers.   (a)  Chief Executive Officer.
Either the Chairman of the Board, or the President, as the Board of Directors may designate, shall be the Chief Executive Officer of the Corporation. The officer so designated shall have, in addition to the powers and duties applicable to the office set forth in Section 5 or 7 of this Article V, general and active supervision over the business and affairs of the Corporation and over its several officers, agents, and employees, subject, however, to the control of the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, be an ex officio member of all committees of the Board (except the Audit Committee, the Directors and Corporate Governance Committee, and committees specifically empowered to fix or approve the Chief Executive Officer's compensation or to grant or administer bonus, option or other similar plans in which the Chief Executive Officer is eligible to participate), and, in general, shall perform all duties incident to the position of Chief Executive Officer and such other duties as may from time to time be assigned by the Board.

  (b) Other Designated Officers. The Board of Directors may designate officers to serve as Chief Financial Officer, Chief Accounting Officer and other such designated positions and to fulfill the responsibilities of such designated positions in addition to their duties as officers as set forth in this Article V.

  SECTION 9. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive and Senior Vice President shall perform all such duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman of the Board or the President. Each Vice President shall perform all such duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman of the Board or the President or an Executive or a Senior Vice President. Any Vice President may sign certificates representing shares of stock of the Corporation pursuant to the provisions of Section 1 of Article VII of these By-laws.

  SECTION 10.  Treasurer.  The treasurer shall:

    (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, and may invest the same in any securities, may open, maintain and close accounts for effecting any and all purchase, sale, investment and lending transactions in securities of any and all kinds for and on behalf of the Corporation or any employee pension or benefit plan fund or other fund established by the Corporation, as may be permitted by law;

    (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;


[February 1, 1995]               -11-

    (c) deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board or the Executive Committee;

    (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

    (e) disburse the funds of the Corporation and supervise the investment of its funds, taking proper vouchers therefor;

    (f) render to the Board, whenever the Board may require, an account of all transactions as Treasurer; and

    (g) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman of the Board or the President or an Executive or Senior Vice President.

  SECTION 11.  Secretary.  The Secretary shall:

    (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the Executive Committee and other committees of the Board and the stockholders;

    (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;

    (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

    (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

    (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman of the Board or the President or an Executive or Senior Vice President.




[February 1, 1995]               -12-

  SECTION  12.  Controller.  The Controller shall:

    (a) have control of all the books of account of the Corporation;

    (b) keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses;

    (c) keep all accounting records of the Corporation (other than the accounts of receipts and disbursements and those relating to the deposits of money and other valuables of the Corporation, which shall be kept by the Treasurer);

    (d) render to the Board, whenever the Board may require, an account of the financial condition of the Corporation; and

    (e) in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned by the Board or the Chairman of the Board or a Vice Chairman of the Board or the President or an Executive or Senior Vice President.

  SECTION 13. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board; provided, however, that the Board may delegate to a committee the power to fix or approve the compensation of any officers. An officer of the Corporation shall not be prevented from receiving compensation by reason of being also a director of the Corporation; but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to such officer.


                                   ARTICLE VI

                           CONTRACTS, CHECKS, DRAFTS,
                              BANK ACCOUNTS, ETC.

  SECTION 1. Execution of Contracts. Except as otherwise required by law or these By-laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by any officer (including any assistant officer) of the Corporation. The Board or the Executive Committee may authorize any agent or employee to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board or such Committee, as the case may be, may by resolution determine.

  SECTION 2. Loans. Unless the Board shall otherwise determine, the Chairman of the Board or a Vice Chairman of the Board or the President or any Vice President, acting together with the Treasurer or the Secretary, may effect loans and advances at any time for the Corporation from any

[February 1, 1995]               -13-
bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but in making such loans or advances no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by resolution adopted by the Board.

  SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board or the Executive Committee or authorized by the Treasurer acting together with either the General Manager of an operating unit or a nonfinancial Vice President of the Corporation, which authorization may be general or confined to specific instances.

  SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board or the Executive Committee may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board or the Executive Committee. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer, employee or agent of the Corporation.

  SECTION 5. General and Special Bank Accounts. The Board or the Executive Committee may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board or the Executive Committee may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board or the Executive Committee. The Board or the Executive Committee may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

  SECTION 6. Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other

[February 1, 1995]               -14-
corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be 'permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time.


                                  ARTICLE VII

                                     SHARES

  SECTION 1. Stock Certificates. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President and by the Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is signed by a registrar, other than the Corporation or its employee, the signatures of the Chairman of the Board, a Vice Chairman of the Board, the President, the Secretary, and transfer agent or a transfer clerk acting on behalf of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer, transfer agent or transfer clerk acting on behalf of the Corporation ceases to be such officer, transfer agent, or transfer clerk before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if they were still such officer, transfer agent or transfer clerk at the date of their issue.

  SECTION 2. Books of Account and Record of Stockholders. There shall be kept at the office of the Corporation correct books of account of all its business and transactions, minutes of the proceedings of stockholders, Board, and Executive Committee, and a book to be known as the record of stockholders, containing the names and addresses of all persons who are stockholders, the number of shares of stock held, and the date when the stockholder became the owner of record thereof.

  SECTION 3. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the record of stockholders of the Corporation only upon authorization by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all

[February 1, 1995]               -15-
taxes thereon. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such fact shall be stated in the entry of the transfer.

  SECTION 4. Regulations. The Board may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

  SECTION 5. Fixing of Record Date. The Board shall fix a time not exceeding fifty nor less than ten days prior to the date then fixed for the holding of any meeting of the stockholders or prior to the last day on which the consent or dissent of the stockholders may be effectively expressed for any purpose without a meeting, as the time as of which the stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board may fix a time not exceeding fifty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

  SECTION 6. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Corporation may, in its discretion, require such owner or the owner's legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything to the contrary notwithstanding, the Corporation, in its absolute discretion, may refuse to

[February 1, 1995]               -16-
issue any such new certificate, except pursuant to legal proceedings under the laws of the State of New York.

  SECTION 7. Inspection of Records. The record of stockholders and minutes of the proceedings of stockholders shall be available for inspection, within the limits and subject to the conditions and restrictions prescribed by applicable law.

  SECTION 8. Auditors. The Board shall employ an independent public or certified public accountant or firm of such accountants who shall act as auditors in making examinations of the consolidated financial statements of the Corporation and its subsidiaries in accordance with generally accepted auditing standards. The auditors shall certify that the annual financial statements are prepared in accordance with generally accepted accounting principles, and shall report on such financial statements to the stockholders and directors of the Corporation. The Board's selection of auditors shall be presented for ratification by the stockholders at the annual meeting. Directors and officers, when acting in good faith, may rely upon financial statements of the Corporation represented to them to be correct by the officer of the Corporation having charge of its books of account, or stated in a written report by the auditors fairly to reflect the financial condition of the Corporation.


                                 ARTICLE VIII

                                    OFFICES

  SECTION 1. Principal Office. The principal office of the Corporation shall be at such place in the Town of North Castle, County of Westchester and State of New York as the Board shall from time to time determine.

  SECTION 2. Other Offices. The Corporation may also have an office or offices other than said principal office at such place or places as the Board shall from time to time determine or the business of the Corporation may require.


                                   ARTICLE IX

                                WAIVER OF NOTICE

  Whenever under the provisions of any law of the State of New York, the Certificate of Incorporation or these By-laws or any resolution of the Board or any committee thereof, the Corporation or the Board or any committee thereof is authorized to take any action after notice to the stockholders, directors or members of any such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if, at any time before or after such action shall be completed, such notice or lapse of time shall be waived in writing by the person or persons entitled to said notice or

[February 1, 1995]               -17-
entitled to participate in the action to be taken, or, in the case of a stockholder, by an attorney thereunto authorized. Attendance at a meeting requiring notice by any person or, in the case of a stockholder, by the stockholder's attorney, agent or proxy, shall constitute a waiver of such notice on the part of the person so attending, or by such stockholder, as the case may be.


                                  ARTICLE X

                                  FISCAL YEAR

  The fiscal year of the Corporation shall end on the thirty-first day of December in each year.


                                   ARTICLE XI

                                      SEAL

  The Seal of the Corporation shall consist of two concentric circles with the IBM logotype appearing in bold face type within the inner circle and the words 'International Business Machines Corporation' appearing within the outer circle.


                                   ARTICLE XII

                                   AMENDMENTS

  These By-laws may be amended or repealed or new By-laws may be adopted by the stockholders at any annual or special meeting, if the notice thereof mentions that amendment or repeal or the adoption of new By-laws is one of the purposes of such meeting. These By-laws, subject to the laws of the State of New York, may also be amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the Board given at any meeting, if the notice thereof mentions that amendment or repeal or the adoption of new By-laws is one of the purposes of such meeting; provided, however, that if any By-law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the By-law so adopted or amended or repealed, together with a concise statement of the changes made.




[February 1, 1995]               -18-

                             INTERNATIONAL BUSINESS
                              MACHINES CORPORATION

  I, the undersigned, Secretary of International Business Machines Corporation, do hereby certify that the foregoing is a true and complete copy of the By-laws of said Corporation, including all amendments thereto, and the same is in force at the date hereof.

  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the
seal of said Corporation, this      day of             19  .





                                        ....................
                                              Secretary



[February 1, 1995]               -19-

                                                                      EXHIBIT IV

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                            AND SUBSIDIARY COMPANIES
                              ADDITIONAL EXHIBITS

    A supplemental Consolidated Statement of Operations schedule has been provided for informational purposes only, to exclude the effects of the Federal Systems Company (FSC) sale and a change in software amortization periods adopted in the first quarter of 1994. The 1993 results exclude FSC results, restructuring charges, and the effect of implementing Statement of Financial Accounting Standards 112, "Employers' Accounting for Postemployment Benefits." This supplemental statement is shown in Exhibit IVa.

    The sale of FSC is discussed on page 47 of IBM's 1994 Annual Report to Stockholders, while the software change is discussed on pages 38 and 39. Restructuring charges are discussed on pages 60 and 61, while the accounting change is discussed on page 54.

                                                                   EXHIBIT IV(A)

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                            AND SUBSIDIARY COMPANIES
               SUPPLEMENTAL CONSOLIDATED STATEMENT OF OPERATIONS*
                                 1994 AND 1993

                                                              1994+      1993+
                                                             -------    -------
                                                                (DOLLARS IN
                                                              MILLIONS EXCEPT
                                                             PER SHARE AMOUNTS)
Revenue:
  Hardware sales..........................................   $32,344    $30,337
  Software................................................    11,346     10,953
  Services................................................     9,715      7,686
  Maintenance.............................................     7,222      7,295
  Rentals and financing...................................     3,425      4,166
                                                             -------    -------
                                                              64,052     60,437
Cost:
  Hardware sales..........................................    21,300     20,447
  Software................................................     4,384      4,310
  Services................................................     7,769      6,418
  Maintenance.............................................     3,635      3,545
  Rentals and financing...................................     1,384      1,738
                                                             -------    -------
                                                              38,472     36,458
Gross Profit..............................................    25,580     23,979
Operating expenses:
  Selling, general and administrative.....................    16,298     18,272
  Research, development and engineering...................     4,363      5,558
                                                             -------    -------
Operating income (loss)...................................     4,919        149
Other income, principally interest........................     1,377      1,108
Interest expense..........................................     1,227      1,273
                                                             -------    -------
Earnings (loss) before income taxes.......................     5,069        (16)
Provision (benefit) for income taxes......................     2,104         80
                                                             -------    -------
Net earnings (loss).......................................     2,965        (96)
Preferred stock dividends.................................        84         47
Net earnings (loss) applicable to common shareholders.....   $ 2,881    $  (143)
                                                             -------    -------
                                                             -------    -------
Net earnings (loss) per share common stock................   $  4.92    $  (.25)
                                                             -------    -------
                                                             -------    -------
Average number of common shares outstanding (M's).........     585.0      573.2

- ------------
   *  See text in Exhibit IV
   +  Unaudited